Exhibit 99.1

Houston American Energy Corp. Secures $100 Million Equity Line of Credit to Fuel Growth and Support Strategic Acquisitions

HOUSTON, TX / ACCESSWIRE / July 11, 2025 – Houston American Energy Corp. (NYSE American: HUSA) (“HUSA” or the “Company”) today announced it has secured a Common Stock Purchase Agreement with an institutional investor, establishing an equity line of credit of up to $100 million. The Company intends to use the proceeds to accelerate its growth strategy, including strategic acquisitions, scaling operations, and expanding its presence in the low-carbon fuels and chemicals sector.

“This capital commitment is a significant milestone for Houston American Energy and a validation of our long-term vision,” said Ed Gillespie, CEO of the Company. “It provides us with enhanced flexibility to execute our growth strategy and advance our project pipeline.”

Under the terms of the 24-month agreement, HUSA has the right to sell up to $100 million of its common stock to an institutional investor. The timing and amount of sales will be at the Company’s discretion, subject to a $2 million cap per drawdown, trading and volume limitations and other conditions. Shares will be sold at a 4% discount to the volume weighted average price (“VWAP”) of the Company’s stock over a specified period.

“This agreement provides us with the financial agility to expand our operations, pursue strategic growth opportunities, and scale our business to meet the evolving needs of the energy sector,” added Gillespie.

The Company will file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) to register the resale of shares. The agreement was structured as a committed equity facility under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. Additional details regarding the agreement will be available in a Form 8-K to be filed by the company with the SEC.

About Houston American Energy Corp.

Houston American Energy Corp. (NYSE American: HUSA) is an independent energy company with a growing and diversified portfolio across both conventional and renewable sectors. Historically focused on the exploration and production of oil and natural gas, the Company is actively expanding into high-growth segments of the energy industry. In July 2025, HUSA acquired Abundia Global Impact Group, a technology-driven platform specializing in the conversion of waste plastics into low-carbon fuels and chemical feedstocks. This strategic acquisition reflects HUSA’s broader commitment to meeting global energy demands through a balanced mix of traditional and alternative energy solutions and positions the Company to capitalize on emerging opportunities in sustainable fuels and energy transition technologies.

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes, but is not limited to, statements about the future growth of the Company in the low-carbon fuels and chemicals sector as well as plans for strategic acquisitions and scaling operations. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting the Company’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on NYSE American, the Company’s ability to predict its rate of growth, the Company’s ability to hire, retain and motivate employees, the effects of competition on the Company’s business, including price competition, technological, regulatory and legal developments, developments in the economy and financial markets, risks related to whether the Company is able to sell any shares under the Common Stock Purchase Agreement, the timing of filing a registration statement with respect to the resale of such shares, and (iii) other risks as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

For additional information, view the company’s website at www.houstonamerican.com or contact Houston American Energy Corp. at (713) 222-6966.